Exhibit 10.6
AMENDMENT
Thor Industries, Inc. Deferred Compensation Plan
WHEREAS, Thor Industries, Inc. (hereinafter “Employer”) established the Thor Industries, Inc. Deferred Compensation Plan (hereinafter “Plan”) effective June 1, 2000 for the benefit of its Eligible Employees and their Beneficiaries; and
WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and
NOW THEREFORE, effective January 1, 2005, Part E.1.b of the Joinder Agreement is amended as follows:
•	Beginning with the 2005 Plan Year, the maximum Elective Deferral amount shall be $25,000.
IN WITNESS WHEREOF, the Employer has hereunto affixed its signature on this ___day of _____________________, 20______.
EMPLOYER:

Thor Industries, Inc.

By:

Name:

Title: